UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765)-964-3137

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Results of 2011 Annual Members’ Meeting
On February 10, 2011, Cardinal Ethanol, LLC (“Cardinal”) held its 2011 annual members’ meeting (“Annual Meeting”) to vote on the election of three directors whose terms were scheduled to expire in 2011, to conduct an advisory vote on our executive compensation called “Say-on-Pay” and to conduct an advisory vote on the frequency of the Say-on-Pay vote.
Proposal One: Election of Directors
Ralph Brumbaugh, Everett Hart and Thomas Chronister were elected by a plurality vote of the members to serve terms which will expire in 2014. The votes for the nominee directors were as follows:

Nominee Directors	For	Abstentions
Ralph Brumbaugh	5,548	227
Everett Hart	5,495	280
Thomas Chronister	5,636	139
Proposal Two: Advisory Vote on Say-On-Pay
The compensation of our executives was approved by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstentions
7,880	503	209
Proposal Three: Advisory Vote on the Frequency of Say-On-Pay Vote
The members voted by a plurality vote to hold the Say-on-Pay vote every year. The votes were as follows:

Every year	Every 2 years	Every 3 years	Abstentions
7,868	219	267	238
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC
Date: February 15, 2011	/s/William Dartt
William Dartt,
Chief Financial Officer and Treasurer (Principal Financial Officer)